Exhibit 99.2

Notes to Footnote 3:

The following table sets forth the number of shares of Series A Preferred Stock held by the reporting persons and the number of shares of Common Stock issuable upon conversion of such shares. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

----------------------------------------------------------------------------------------------------------
Holder                              Shares of Series A Preferred Stock     Shares of Common Stock
                                    held by the Holder                     Issuable upon Conversion of the
                                                                           Series A Preferred Stock
----------------------------------------------------------------------------------------------------------
JMI Equity Fund IV, L.P.                  17,519                      	       700,765
----------------------------------------------------------------------------------------------------------
JMI Equity Fund IV (AI), L.P.              1,387                                55,494
----------------------------------------------------------------------------------------------------------
JMI Euro Equity Fund IV, L.P.              5,594                               223,765
----------------------------------------------------------------------------------------------------------
JMI Equity Side Fund, L.P.                   436                                17,455
----------------------------------------------------------------------------------------------------------

Notes to Footnote 4:

The following table sets forth the number of shares of Series B Preferred Stock held by the reporting persons and the number of shares of Common Stock issuable upon conversion of such shares. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

----------------------------------------------------------------------------------------------------------
Holder                              Shares of Series B Preferred Stock     Shares of Common Stock
                                    held by the Holder                     Issuable upon Conversion of the
                                                                           Series B Preferred Stock
----------------------------------------------------------------------------------------------------------
JMI Equity Fund IV, L.P.                515,339                               343,559
----------------------------------------------------------------------------------------------------------
JMI Equity Fund IV (AI), L.P.            40,810                                27,206
----------------------------------------------------------------------------------------------------------
JMI Euro Equity Fund IV, L.P.           164,556                               109,704
----------------------------------------------------------------------------------------------------------
JMI Equity Side Fund, L.P.               12,837                                 8,558
----------------------------------------------------------------------------------------------------------